EXHIBIT 10.15
TERM LOAN AGREEMENT

THIS TERM LOAN AGREEMENT (this “Agreement”) is made as of August 25, 2009 (the “Effective Date”), between Shea Mining & Milling, LLC, a Nevada limited liability company (“Borrower”), and NJB Mining, Inc., an Arizona corporation (“Lender”).

Recitals

A.          Borrower, as buyer, and Lender, as seller, previously entered into that certain Asset Purchase Agreement dated August 25, 2009 (the “Purchase Agreement”) for the purchase and sale of certain of the Lender’s assets.

B.           In connection with the Purchase Agreement, Borrower has requested that Lender, and Lender has agreed to, finance a portion of the purchase price under the Purchase Agreement in the amount of TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000) (the “Loan”).

C.           Borrower’s obligations to pay the Loan shall be evidenced by a promissory note (“Note”), executed by Borrower, payable to the order of Lender, and secured by a Deed of Trust and Security Agreement With Assignment of Rents and Fixture Filing filed with the Esmeralda County, Nevada Recorder’s office (the “Deed of Trust”) on the Property.  The Deed of Trust, all financing statements, this Loan Agreement, any guaranties of payment required by Lender, and any other collateral documents required by Lender in connection with the Loan are collectively called the “Security Documents”.

D.           The terms and conditions of the Note and all Security Documents shall be in form and substance satisfactory to Lender.

NOW, THEREFORE, for valuable consideration, Borrower and Lender agree that the following terms and conditions govern the Loan:

1.           Definitions.   The following definitions shall be used in this Agreement:

“Agreement” shall mean this Term Loan Agreement, by and between Lender and Borrower, of even date herewith.

“Borrower” shall mean Shea Mining & Milling, LLC, a Nevada limited liability company.

“Deed of Trust” shall have the meaning for that term set forth in Paragraph C of the Recitals of this Agreement.

“Environmental Laws” means all applicable federal, state and local laws pertaining to air and water quality, hazardous waste, waste disposal, underground storage tanks and other environmental matters, including, but not limited to, the Clean Water, Clean Air,  Federal Water Pollution Control, Solid Waste Disposal, Resource Conservation Recovery and Comprehensive Environmental Response, Compensation and Liability Acts, and any applicable laws of the State of Nevada, and the rules, regulations and ordinances of Esmeralda County, the agencies of the government of the State of Nevada, the Environmental Protection Agency, the U.S. Fish and Wildlife Service and all applicable federal, state and local agencies and bureaus.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“Event of Default” shall have the meaning for that term set forth in Section 9 of this Agreement.

“GAAP” shall mean generally accepted accounting principles in the United States of America set out in the opinions and pronouncements of the “Accounting Principles Board” and the “American Institute of Certified Public Accountants” and statements and pronouncements of the “Financial Accounting Standards Board” or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Hazardous Materials” means any substance, material, or waste which is or becomes regulated by any local governmental authority, the State of Nevada, or the United States Government or agency or instrumentality thereof, or which is otherwise regulated or defined as a “hazardous waste”, “extremely hazardous waste”, or such other similar classification under any Environmental Law.

“Lender” shall mean NJB Mining, Inc., an Arizona corporation.

“Loan” shall have the meaning set forth for that term in Paragraph B of the Recitals of this Agreement.

“Loan Proceeds” shall have the meaning for that term set forth in Section 3 of this Agreement.

“Maturity Date” shall have the meaning for that term set forth in Section 5.2 of this Agreement.

“Note” shall have the meaning set forth for that term in Paragraph C of the Recitals of this Agreement.

“OFAC” shall have the meaning for that term set forth in Section 8(r) of this Agreement.

“Property” means all the real property and the improvements located thereon, which real property is more particularly described on Exhibit “A” attached hereto and incorporated herein by this reference.

“Security Documents” shall have the meaning set forth for that term in Paragraph C of the Recitals of this Agreement.

“Title Company” shall have the meaning for that term set forth in Section 4 of this Agreement.

“Title Policy” shall have the meaning for that term set forth in Section 4 of this Agreement.

2.           Description of Property and Loan.  Borrower will use the Loan Proceeds for acquisition financing secured by the Property acquired under the Purchase Agreement.

3.           Loan Proceeds.  The proceeds of the Loan available to be used by Borrower in connection with Borrower’s acquisition of the Property (the “Loan Proceeds”) are the amount of the Note less closing costs and expenses set forth in a loan closing statement prepared in connection with the Loan and the Purchase Agreement.

4.           Loan Conditions.  Prior to Borrower’s acquisition of the Property, Borrower shall, upon request, be required to submit to Lender the following each in form and content approved by Lender (unless Lender has waived any such consent in writing):

(a)          This Agreement, the Note, the Deed of Trust (which must be duly recorded), any financing statements required by Lender (which must be duly filed) and all other Security Documents and appropriate resolutions to borrow executed by Borrower, all duly executed by Borrower.

(b)          A preliminary title report, issued by a title insurance company acceptable to Lender (“Title Company”) relating to the Property and showing all exceptions to title.

(c)          An ALTA Lender’s extended coverage policy of title insurance (“Title Policy”) issued by Title Company at Borrower’s expense upon recordation of the Deed of Trust (or assurance satisfactory to Lender from the Title Company that the Title Policy will be issued), which Title Policy shall be in liability amount and form satisfactory to Lender.  The Title Policy must show the Deed of Trust as first lien on the Property, subject only to exceptions approved in writing by Lender, and shall have attached any endorsements required by Lender.

(d)          Certified copies of Borrower’s articles of organization or incorporation and operating agreement or bylaws, as applicable, any agreements amongst shareholders or owners, if any, and evidence of its good standing and qualification to do business under the laws of the State of Nevada (if other than a Nevada entity).

(e)          Lender shall have approved the form and substance of all conditions, covenants and restrictions, recorded or to be recorded in the Official Records of Esmeralda County, Nevada, that govern the Property (and Borrower further agrees that no conditions, covenants and restrictions shall be so recorded without Lender’s prior written consent).

(f)           Such other documents or information as Lender may reasonably require.

5.           Disbursement Procedures and Amounts.

5.1         Interest on Advances.  Provided no Event of Default shall have occurred or is continuing to occur, interest on the Loan shall accrue at the non-default rate specified in the Note.  Interest shall be computed on the basis of a 365/360-day year.

5.2         Principal.  Borrower shall pay the outstanding principal amount of the Loan in accordance with the Note.  The entire outstanding principal amount of the Loan, together with all accrued and unpaid interest and all other amounts owed by Borrower to Lender in connection with the Loan, shall be due and payable in full on the Maturity Date (as defined in the Note), unless sooner payable pursuant to the terms of this Agreement, by reason of acceleration of the Maturity Date or otherwise.

5.3         Additional Security.  Borrower assigns and grants to Lender, as additional security for the performance of Borrower’s obligations under this Agreement, a security interest in the proceeds of the Note and each Security Document, Borrower’s interest in all Loan funds held by Lender, whether or not disbursed, including without limitation, all funds deposited by Borrower with Lender under this Agreement, all reserves, deferred payments, deposits, refunds, cost savings, and payments of any kind.  Upon any default of Borrower, Lender may use any of the foregoing for any purpose for which Borrower could have used them under this Agreement or with respect to the financing of the Property.  Lender will also have all other rights and remedies as to any of the foregoing that are provided under applicable law or in equity.

6.           Right to Inspect Property.  Lender, or any third parties designated by Lender, shall have the right to enter upon and inspect the Property from time to time at all reasonable times, upon reasonable notice, for the purpose of determining that the terms and conditions of this Agreement are being observed.  Lender is under no obligation to construct or supervise the Property and any inspection by Lender of the Property is for the sole purpose of protecting the security of Lender.  Borrower will make or cause to be made such other independent inspections as it may desire for its own protection and Borrower will rely on its own judgment with respect to the Property.

7.           Representations and Warranties of Borrower.  Borrower, in addition to all other representations made and warranties given herein, represents and warrants to Lender as follows:

(a)          No condemnation or eminent domain proceeding has been commenced or, to the knowledge of Borrower, threatened against the Property.

(b)         Borrower has no knowledge of any notices or violations of federal or state law or municipal ordinances, including without limitation any Environmental Laws (defined below), or orders or requirements of any governmental body or authority to whose jurisdiction the Property is subject.

(c)          The execution, delivery and performance of the transactions contemplated by this Agreement, the Note and the Security Documents will not conflict with or result in a breach of the terms or provisions of any existing law, regulation or order of any court or governmental body or authority, or any other document, instrument or agreement to which Borrower is a party or is bound.

(d)         This Agreement, the Note and the Security Documents to which Borrower is a party will be validly executed and delivered by Borrower and will constitute the legal, valid and binding obligations of Borrower, enforceable against it in accordance with their respective terms.

(e)          There are no actions or proceedings pending or threatened against Borrower, any real property or project owned by Borrower, the Property, other than such as may arise in the ordinary course of business, which may in any manner whatsoever substantially affect the validity, priority or enforceability of the Agreement, the Note or the Security Documents or the construction, use, occupancy and operation of the Property or any part thereof.

(f)          To the extent required for operation of the Property, telephone services, gas, electric power, storm sewers, sanitary sewer and water facilities are available to the Property, adequate to serve the Property and are not subject to any conditions, other than normal charges to the utility supplier, which would limit the use of such utilities.

(g)         To the best of Borrower’s knowledge, after due inquiry, there is no fact which Borrower has not disclosed to Lender in writing which materially adversely affects or, so far as Borrower can now foresee, will materially adversely affect the Property or the ability of Borrower to perform any of its obligations arising under this Agreement.

(h)          Borrower has filed all required federal, state and local tax returns and has paid all property taxes and other taxes due (including interest and penalties, but subject to lawful extensions disclosed to Lender) with respect to Borrower or the Property, other than taxes being promptly and actively contested in good faith and by appropriate proceedings.  Borrower is maintaining adequate reserves for tax liabilities (including contested liabilities).

(i)           Borrower currently uses no trade name other than its actual name.  For purposes of this Agreement, Borrower’s principal place of business is at its address shown below.

(j)           Borrower has good and marketable title to the Property, and the lien of the Deed of Trust shall be a first position lien, with the exception of those encumbrances disclosed by the Title Company to Lender.

The above representations and warranties and any representations and warranties made by Borrower in Borrower’s application for the Loan or any loan commitment issued by Lender shall survive the making and repayment of the Loan

8.           Covenants of Borrower.  In addition to any other obligations and duties of Borrower hereunder, Borrower covenants as follows:

(a)          Borrower shall give notice immediately to Lender of any notice of any claim made by any party arising in connection with or against the Property or Borrower.

(b)          Borrower shall comply with, and keep in effect, all permits and approvals obtained from any governmental bodies that relate to the lawful use of the Property and to comply with all existing and future laws, regulations, orders and requirements of all governmental, judicial, or other legal authorities having jurisdiction over the Property, and with all recorded restrictions affecting the Property.

(c)          Borrower shall not, without Lender’s prior written consent, purchase or install materials, equipment, fixtures, or articles or personal property of Borrower placed in or on the Property under any security agreement or other agreement in which the seller reserves or purports to reserve title or the right of removal or repossession, or the right to consider them personal property after their incorporation in the work of construction, unless authorized by Lender in writing.

(d)          Upon Lender’s demand, Borrower shall pay and discharge all claims and liens for labor done and materials and services furnished in connection with the Property.  Borrower will have the right to contest in good faith any claim or lien, provided that it does so diligently and without prejudice to Lender.  Upon Lender’s request, Borrower will promptly provide a bond, cash deposit, or other security reasonably satisfactory to Lender to protect Lender’s interest and security should the contest be unsuccessful.

(e)          In addition to any insurance requirements set forth in the Deed of Trust (which shall control in the event of a conflict between the terms of this Agreement and the Deed of Trust), Borrower shall maintain in force, until full payment of the Loan, all insurance required by law or Lender, flood insurance, worker’s compensation insurance, and public liability insurance (in an amount of not less than the amount Lender may require in the reasonable exercise of its discretion).  The policies must be approved by Lender as to amounts, form, risk coverage, deductibles, insurer, and loss payable and cancellation provisions.  Lender’s approval, however, shall not be a representation of the solvency of any insurer or the sufficiency of any amount of insurance.  All such policies shall, in Lender’s sole and absolute discretion, name Lender as an additional loss payee or shall include a mortgagee endorsement acceptable to Lender.  Lender may, in the reasonable exercise of discretion, alter the insurance required under the terms of this Agreement, the Deed of Trust or the Security Documents pursuant to the terms of such reports.  Borrower shall also maintain workmen’s compensation insurance in adequate amounts to the extent required by Nevada law.

(f)          Borrower shall comply with, and cause the use and operation of the Property, and all activities on the Property or with respect to the Property, at all times, to comply with all applicable Environmental Laws.  Borrower shall not cause or permit the presence, use, generation, release, discharge, storage or disposal of any Hazardous Materials on, under, in or about, or the transportation of any Hazardous Materials to or from, the Property, except for any such Hazardous Materials, the use or presence of which are necessary or customary in  projects similar to the Property, provided that any such use or presence shall occur only under and in compliance with any required governmental permits and otherwise fully comply at all times with all applicable local, state and federal laws and regulations relating to such use or presence.

(g)          Borrower shall at all times comply with the provisions of the federal Endangered Species Act and the Americans with Disabilities Act, as the application of such Acts may affect the development and use of the Property.

(h)          Borrower shall pay Lender on demand any expenses suffered, incurred or paid by Lender which relate to the administration, modification, performance, enforcement and interpretation of the Loan, this Agreement, and any related matters or the exercise or defense of Lender’s rights and actions hereunder, or which relate to the Note or the Security Documents, including without limitation, any charges for surveys, appraisals and inspections, and reasonable attorneys’ fees, costs or expenses arising out of any of the foregoing.

(i)           Borrower shall comply in all material respects with all laws, regulations and ordinances and requirements of all government agencies and all third parties relating to Borrower, the Property or Borrower’s business thereon.

(j)           Borrower shall promptly pay prior to delinquency all general and special real property taxes and assessments imposed against the Property and all other taxes, license fees and assessments imposed on Borrower or the Property.

(k)          Borrower shall maintain complete books of account and other records reflecting its operations (in connection with any other businesses as well as with respect to the Property).

(l)           Borrower shall execute and acknowledge, or cause to be executed and acknowledged, and delivered to Lender all documents, and take all actions, reasonably required by Lender from time to time to confirm the rights created or now or hereafter intended to be created under this Agreement, the Note or any other Security Document, to protect and further the validity, priority and enforceability of the Security Documents, to subject to the Security Documents any property intended by the terms of this Agreement, the Note or any Security Document to be covered by the Security Documents, or otherwise to carry out the purposes of this Agreement and the transactions contemplated hereunder.

(m)         Borrower shall give notice to Lender, within ten (10) business days of Borrower’s learning thereof, of each of the following:

(i)           any litigation or claim affecting or relating to the Property and involving an amount in excess of $10,000.00; and any litigation or claim that might subject Borrower to liability in excess of $10,000.00, unless such claim is within the coverage of applicable insurance policies and the defense of such claim has been tendered to and accepted without reservation by the carriers thereunder, and the aggregate of all such claims, and the aggregate of all such claims does not exceed the policy limits for the applicable insurance policies;

(ii)          any dispute between Borrower and any governmental agency relating to the Property, the adverse determination of which might materially affect the Property;

(iii)         any trade name hereafter used by Borrower and any change in Borrower’s principal place of business;

(iv)         the creation or imposition of any mechanic’s lien or any other lien against the Property;

(v)          any Event of Default or event which, with the giving of notice or the passage of time or both, would constitute an Event of Default; and

(vi)         any material default by Borrower or any other party under any contract or Agreement with respect to the Property.

(n)         Lender hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (“Act”), it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with the Act.

9.           Default by Borrower.  The occurrence of any of the following events shall constitute an “Event of Default” under this Agreement:

(a)         Borrower fails to make any payment of interest or principal when due under the Note.

(b)         Borrower fails to make any deposit of funds required under this Agreement.  Borrower fails to comply with any other covenants contained in this Agreement that calls for the payment of money and does not cure that failure within ten (10) days after notice from Lender.

(c)         Borrower fails to comply with any covenant contained in this Agreement, and does not cure that failure within thirty (30) days after written notice from Lender.

(d)         A petition in bankruptcy is filed by or against Borrower, or a receiver or trustee of any property of Borrower is appointed, or Borrower files a petition for an arrangement under any provisions of federal, or state bankruptcy or receivership laws, or any other law, state or federal (unless, in any such case, such petition is dismissed within ninety (90) days of filing), or makes an assignment for the benefit of creditors or is adjudged insolvent by any state or federal court.

(e)         A default occurs under the Note, the Pledge Agreement, the Deed of Trust, the Security Documents and/or any other document evidencing or governing the Loan.

(f)           All or any material portion of the Property is condemned, seized or appropriated by any governmental agency.

(g)         The Property is materially damaged or destroyed by fire or other casualty to such an extent that Lender reasonably concludes that funds derived from insurance proceeds, if any (collectively, “Available Proceeds”), will not be sufficient to pay in full the costs of repair, reconstruction and completion (if applicable) of the Property and Borrower fails to deposit into the Account within twenty (20) days after written request therefor, an amount sufficient to pay the difference between estimated costs of repair, reconstruction and completion (if applicable) and the Available Proceeds.

(h)         Borrower is dissolved, liquidated or terminated, or Borrower is sold or otherwise transferred (or all or substantially all of the assets of Borrower) are sold or otherwise transferred without Lender’s prior written consent.

(i)          Borrower defaults in any existing or future promissory note and/or other obligation to Lender (other than in connection with the Loan), subject to any applicable cure period.

(j)           Any representation or warranty made by Borrower in connection with this Agreement, or any document or agreement made or submitted in connection with this Agreement, is materially false or misleading.

(k)         If Borrower, or any other “borrower” (as such term is defined in NRS 106.310) who may send a notice pursuant to NRS 106.380(1), with respect to the Loan or the Deed of Trust, (a) delivers, sends by mail or otherwise gives, or purports to deliver, send by mail or otherwise give, to Lender, any participant or any other Lender (i) any notice of an election to terminate the operation of the Deed of Trust as security for any secured obligation, including, without limitation, any obligation to repay any “future advance” (as defined in NRS 106.302) of “principal” (as defined in NRS 106.345) or (ii) any other notice pursuant to NRS 106.380(1), (b) records a statement pursuant to NRS 106.380(3), or (c) causes the Deed of Trust, any secured obligation of Lender, any participant or any other Lender to be subject to NRS 106.380(2), 106.380(3) or 106.400.

10.        Remedies.  If any one or more Events of Default shall have occurred and shall continue beyond the expiration of the applicable cure period, if any, specified for such Event of Default, Lender shall have the right and power, all in the sole discretion of Lender, to exercise one or more of the following remedies.

(a)         To declare the entire principal balance of the Note then due and payable.

(b)         To enter upon the Property, in its own right or by court appointed receiver, and operate the Property.

These remedies are in addition to any other remedies which Lender may have hereunder or under the Note, the Deed of Trust or any other Security Documents, at law or in equity, including the right to foreclose any security for Borrower’s obligations under this Agreement, all in such order and manner as Lender may determine in its sole and absolute discretion.

11.        Miscellaneous.

(a)         Waiver of Breach. Lender’s rights and remedies under this Agreement, the Note and the Security Documents are cumulative and in addition to all rights and remedies provided by law or in equity from time to time.  The exercise by Lender of any right or remedy shall not constitute a cure or waiver of any default, nor invalidate any notice of default or any act done pursuant to any such notice, nor prejudice Lender in the exercise of any other right or remedy.  No waiver of any action shall be implied from any omission by Lender to take action on account of such default if such default persists or is repeated.  No waiver of any default shall affect any default other than the default expressly waived, and any such waiver shall be operative only for the time and to the extent stated.  No waiver of any provision of this Agreement, the Note or any Security Document shall be construed as a waiver of any subsequent breach of the same provision.  Lender’s consent to or approval of any act by Borrower requiring further consent or approval shall not be deemed to waive or render unnecessary Lender’s consent to or approval of any subsequent act.  Lender’s acceptance of a late performance of any obligation shall not constitute a waiver by Lender of the right to require prompt performance of all further obligations; Lender’s acceptance of any performance following the sending or filing of any notice of default shall not constitute a waiver of Lender’s right to proceed with the exercise of its remedies for any unfulfilled obligations; and Lender’s acceptance of any partial performance shall not constitute a waiver by Lender of any rights relating to the unfulfilled portion of the applicable obligation.

(b)         Notices.  Except as otherwise provided by law, any notice, request, demand, consent, approval or other communication (“Notice”) provided or permitted under this Agreement, or any other instrument contemplated hereby, shall be in writing, signed by the party giving such Notice and shall be given by personal delivery to the other party or by United States certified or registered mail, postage prepaid, return receipt requested, addressed to the party for whom it is intended at its address as set forth in the Deed of Trust.  Unless otherwise specified, Notice shall be deemed given when received, but if delivery is not accepted, on the earlier of the date delivery is refused or the third day after same is deposited in any official United States Postal Depository.  Any party from time to time, by Notice to the other parties given as above set forth, may change its address for purpose of receipt of any such communication.

(c)         Assignment. The provisions hereof shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, administrators, executors, successors, and assignees; provided, however, that this Agreement shall be personal to Borrower and no assignment by Borrower of any of its rights under this Agreement is permitted and no such assignment shall be binding upon Lender or of any effect unless the prior written consent of Lender to such assignment has first been procured and payment of such assumption fees as Lender may require.  Borrower acknowledges that this Agreement and all other related loan documents are assignable by Lender and hereby acknowledges and consents to any and all future assignments.

(d)         Entire Agreement.  This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, understandings and agreements between the parties hereto.

(e)         Severability.  It is understood and agreed by the parties hereto that if any part, term or provision of this Agreement is held by any court to be illegal or invalid, the legality and validity of the remaining portions or provisions shall not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

(f)          Interpretation.  The section headings set forth in this Agreement are for the purpose of convenience to and ready reference by the parties.  It is agreed and understood by the parties that such headings shall not be deemed to define, limit or extend the scope or intent of the sections to which they pertain.  Whenever the context requires, all words used in the singular will be construed to have been used in the plural and vice versa, and each gender will include any other gender.

(g)         Incorporation.  The preamble, exhibits and schedules attached hereto are hereby incorporated into this Agreement and made a part hereof.

(h)         Performance By Lender.  If Borrower shall fail to perform any obligation hereunder that requires the payment of money, Lender may perform such obligation upon ten (10) days’ written notice to Borrower (unless Lender shall in its sole discretion determine that the security for the Loan is imminently threatened or impaired by such failure, in which case no such prior notice is required), and any sums expended by Lender pursuant to this subsection shall be deemed to be advances under the Loan and shall bear interest until repaid at the default rate of interest specified in the Note..

(i)          Costs and Expenses.  If any lawsuit is commenced to enforce or interpret any of the terms of this Agreement, the prevailing party shall have the right to recover its reasonable attorneys’ fees and costs of suit from the other party.

(j)           Consistency.  The terms of this Agreement, the Note and the Security Documents supersede any inconsistent terms of Lender’s construction loan commitment to Borrower, if any; provided, that all obligations of Borrower under the commitment to pay any fees to Lender or any costs and expenses relating to the Loan or the commitment shall survive the execution and delivery of this Agreement, the Note and the Security Documents.  The terms of this Agreement supersede any inconsistent terms of the Note or the Security Documents.

(k)         No Third Party Beneficiaries.  This Agreement is made for the sole protection and benefit of Lender and Borrower and their successors and assigns.  No trust fund is created by this Agreement and no other persons or entities will have any right of action under this Agreement or any right to the Loan funds.

(l)          Relationship.  Nothing herein shall be construed to constitute Lender and Borrower a partnership or joint venture, or Lender an agent of Borrower, it being agreed that the sole relationship between Lender and Borrower shall be that of lender and borrower.

(m)        Governing Law.  This Agreement shall be governed by and construed solely and exclusively in accordance with the laws of the State of Nevada (without regard to the conflicts of laws provisions thereof).  The parties consent and submit to the sole and exclusive jurisdiction of the courts of the State of Nevada and the United States District Court for the District of Nevada, venue solely and exclusively in Clark County, Nevada, concerning any action arising under or on account of this Agreement.  In the event of litigation arising out of the subject matter of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and related costs and expenses. If the parties resort to legal action for the enforcement or interpretation of this Agreement or for damages on account of a breach hereof, the prevailing party shall be entitled to an award of its fees and costs (whether taxable or not), including, without limitation, expert witness fees, all litigation related expenses, and reasonable attorneys’ fees incurred in connection with such action, which award shall be made by the court, not a jury.  In determining which party is the prevailing party, (i) the term “prevailing party” means the net winner of the dispute, taking into account the claims pursued, the claims on which the pursuing party was successful, the amount of money sought, the amount of money awarded, and offsets or counterclaims pursued successfully  by the other party.

(n)         Signs.  Until the construction of the Improvements is complete, Lender may place reasonable signs on the Property during the term of the Loan stating that financing is being provided by Lender.

(o)         Cure Periods.  All cure periods provided for herein or in the Note, the Deed of Trust or the Security Documents shall run concurrently with any statutory cure periods.

(p)         Jury Trial Waiver.  Borrower and Lender hereby waive their respective rights to a trial by jury in any action or proceeding based upon, or related to, the subject matter of the Note, the Deed of Trust, this Agreement or the other Security Documents.  This waiver is a knowing, intentional and voluntary waiver made by Borrower and Lender, and Borrower acknowledges that neither Lender nor any person acting on behalf of Lender has made any representations of fact to induce this waiver of trial by jury on in any way to modify or nullify its effect.  Borrower and Lender acknowledge that this waiver is a material inducement to enter into a business relationship that each of them has already relied on this waiver and that each of them will continue to rely on this waiver.

(s)         Joint and Several.  If more than one corporation, partnership or other entity shall execute this Agreement, then each person and entity shall be fully liable for all obligations of Borrower hereunder, and such obligations shall be joint and several.

(t)          Time is of the Essence.  Borrower hereby acknowledges and agrees that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof.

(u)         Waivers. To the extent permitted by law, Borrower hereby waives and relinquishes: (i)  the defense of the statute of limitations in any action hereunder or in any action for the collection of any indebtedness or the performance of any obligation arising in connection with the Note; (ii) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other person or persons or the failure of Lender to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other person or persons; (iii) demand, protest and notice of any kind; (iv) any defense based upon an election of remedies by Lender, including, without limitation, the marshaling of assets (or any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal); (v) any defense arising because of Lender’s election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111 (b)  of the Federal Bankruptcy Code; (vi) any defense based on any borrowing or grant of a security interest under Section 364 of the Federal Bankruptcy Code; (vii) any defense based upon an election of remedies by Lender, including, without limitation, any election to proceed by judicial or non-judicial foreclosure of any security, whether real property or personal property security, or by deed in lieu thereof, and whether or not every aspect of any foreclosure sale is commercially reasonable, or any election of remedies.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate as of the day and year first above written.

BORROWER:		LENDER:

SHEA MINING & MILLING, LLC,		NJB MINING, INC.,
a Nevada limited liability company		an Arizona corporation

By:	/s/ Christopher Boll
	Christopher Boll, Managing Member	By:	/s/ Norman Bellemare
Name: Norman Bellemare
Its: President

EXHIBIT “A”

Legal Description of Nevada Property

All that certain real property situate in the County of Esmeralda, State of Nevada, more particularly described as follows:

Township 3 North, Range 40 East, M.D.B.&M.

Section   2: SW ¼ of NW ¼; W ½ of SW ¼
Section   3: S ½ of NE ¼; SE ¼; SE ¼ of NW ¼; E ½ of SW ¼
Section 10: NE ¼; SE ¼; E ½ of NW ¼; E ½ of SW ¼
Section 11: W ½ of W ½; SE ¼ of NW ¼
Section 14: NW ¼ of NW ¼

Excepting therefrom that portion of the W ½ of the W ½ of said Section 11, heretofore deeded to Southern California Edison Company, by a deed recorded November 7, 1967 in Book 3-X of Deeds, page 164 as File No. 35538 Esmeralda County, Nevada records and described as follows:

Beginning at a found lava rock 9 inches by 14 inches by 15 inches high set for the Southwest corner of said Section 11, said Southwest corner of Section 11, bears North 85°43'34" East along the South line of Section 10, Township 3 North, Range 40 East, M.D.B. & M., from a lava rock mound set for the Southwest corner of said Section 10, thence North 11°16'34" East 2512.91 feet to the true point of beginning of this description; Thence North 83°30'00" East 300.00 feet; Thence North 06°30'00" West 197.50 feet to a point hereinafter referred to as Point "A"; Thence continuing North 06°30'00" West 252.50 feet; Thence South 83°30'00" West 300 feet; Thence South 06°30'00" East 450 feet to the true point of beginning.

ASSESSOR’S PARCEL NUMBER FOR   2009-2010:  06-111-08